Exhibit 10.6

                                  MINING LEASE
                                       AND
                          OPTION TO PURCHASE AGREEMENT


         THIS MINING LEASE AND OPTION TO PURCHASE AGREEMENT
("Agreement") effective as of January 15, 1998 ("Effective Date"), is by and between Mark Milner, Daniel Milner, and Stephen R. Crossland ("Owners"), as lessors and optionors, and GOLDEN PHOENIX MINERALS, INC.. ("GPM"). a Minnesota corporation authorized to transact business in the State of California, as lessee and optionee, with an office at 3595 Airway Drive Suite 405, Reno, Nevada 89511.

                                    RECITALS:

         WHEREAS, Owners represent that they own certain real property interests situated in Modoc County, State of California, which real property interests are more particularly described in Exhibit "A" attached hereto and made a part hereof ("Property"); and,

         WHEREAS, the Owners and GPM desire to enter into a Mining Lease And Option To Purchase Agreement whereby the Owners grant to GPM the exclusive right to explore, and develop and mine, if warranted, the Property, and further granting GPM an exclusive and irrevocable option to purchase all of the Owners' right, title and interest in and to the Property, upon the terms and conditions and for the consideration set forth herein.

         NOW THEREFORE, in consideration of the various payments, covenants and agreements contained herein, the sufficiency of which the Owners acknowledge, the Owners and GPM agree as follows:

                                   AGREEMENT:

1.       Grant of Lease

         Owners lease, let and demise to GPM the Property and all fixtures and improvements thereon.

2.       Grant of Rights.

         The Owners grant to GPM the following exclusive rights on and with respect to the Property:

         (a) To enter the Property to survey, explore, prospect, drill, develop, mine and cross-mine (in any manner whether by surface, open-pit, underground, solution or other mining methods), stockpile, remove, leach, concentrate,

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                  mill, smelt, beneficiate, process, ship, and market, without limitation, all ores, metals, tailings and concentrates, and mineral products ("Minerals") in, on and under the Property, employing currently recognized or subsequently developed technology and any exploration methods that GPM may deem necessary, convenient or desirable to conduct its operations on the Property;

         (b) To construct, use. maintain, repair, replace, and relocate buildings, ore bins, shafts, declines, inclines, tunnels, drifts, open pits, reservoirs, tailing ponds, waste dumps, or stock piles, roads, pipelines, power and communication lines, and any other structures and facilities;

         (c) To use the Property for the storage or permanent disposal of Minerals, water. waste, tailings, or other materials produced from the Property or other real property owned or controlled by GPM ("Other Properties");

         (d) To use all easements, means of access, and rights-of-way for ingress and egress to and from the Property;

         (e) To drill for, appropriate, develop, use, consume, drain, and dispose of all water on or appurtenant to the Property;

         (f) To commingle Minerals from the Property with Minerals from Other Properties in accordance with the procedures set forth in Section 3 of Exhibit "B."

         (g)      To use the Property for all of the purposes stated in this
                  Section 2 in conjunction with GPM's activities on Other Properties; and

         (h) To exercise all other Agreement and Property rights and privileges which are necessary, convenient or incidental, for GPM. to effectuate the purposes of this Agreement.

3. Term; No Implied Covenants; Operations Generally.

3.1 Unless sooner terminated as herein provided, this Agreement shall commence on the Effective Date and continue for six (6) years therefrom ("Primary Term"), and so long thereafter as any development, mining or processing operations or any right set forth in Section 2 is being conducted or exercised on the Property or in conjunction with Other Properties on a continuous basis ("Extended Term"). Development, mining and processing operations shall be deemed continuous so long as such operations do not cease for a period of more than one hundred eighty
(180) consecutive days, excluding, however, periods of force majeure and unsatisfactory markets as provided herein. In the event GPM is unable to obtain a satisfactory market for any Minerals discovered or produced on the Property, and as a result. GPM delays commencement of development, mining or processing operations on the Property beyond the end of the Primary Term, this lease Agreement shall not expire

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or terminate as a result of such period of lack of satisfactory markets but may be extended by GPM's continuing payment of minimum advance royalty payments pursuant to Section 4.1. GPM shall use diligence in searching for a satisfactory market for the Minerals during such lack of satisfactory market periods, and when a satisfactory market becomes available, GPM shall have a reasonable time thereafter within which to begin or resume development, mining or processing operations. During the term, GPM's right to cease production shall be governed by Section 4.2.

3.2 In lieu of any obligation on the part of GPM, express or implied, to explore the Property or to perform any other work or activities thereon, GPM agrees to make the minimum advance royalty payments set forth in Section 4.1.

3.3 All decisions pertaining to operations on the Property and the diligence with which such operations shall be conducted shall be made in the sole discretion of GPM. GPM's operations on the Property and its operations on Other Properties may be conducted on the Property as a single operation, as if all such properties constituted a single tract.

4. Minimum Advance Royalty Payments

4.1 GPM shall pay Owners the minimum advance royalty payments ("Minimum Advance Royalty Payments") as follows:


             Due Date(s)                           Payable Amounts
             -----------                           ---------------
         Upon execution of Agreement                   $5,000.00
         January 15, 1998                              $10,000.00
         January 15, 1999                              $15,000.00
         January 15, 2000                              $20,000.00
         January 15, 2001                              $25,000.00
         January 15, 2002                              $25,000.00


All Minimum Advance Royalty Payments paid to Owners shall be credited against any net returns royalty that accrue pursuant to Section 5. In the event no Minerals are produced from the Property, owners shall have no obligation to refund the Minimum Advance Royalty Payments. GPM shall have the right to prepay any Minimum Advance Royalty Payments. GPM shall pay the Minimum Advance Royalty Payments directly to Owners.

4.2 If at any time during the Extended Term, GPM desires to shut down or cease production for any reason, it shall have the right to do so without terminating this Agreement by continuing to make the Minimum Advance Royalty Payments in accordance with Section 4.1 as long as the suspension continues. The Extended Term of this Agreement shall remain in effect provided Minimum Advance Royalty Payments are made.

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5.       Net Returns Production Royalty

GPM shall pay Owners a net returns production royalty of two and a half percent (2 1/2%) of the net returns for Minerals mined from the Property ("Net Returns Royalty"). The Net Returns Royalty is defined in Exhibit "B" attached hereto and made a part hereof. No production royalty shall be paid on any minerals removed for the purposes of determining the amenability to beneficiation or mining, including bulk sampling, unless such sampling involves removal of one thousand (1,000) or more tons of material.

6. Grant of Option to Purchase; Exercise; Purchase Price; Obligations Terminated; Property Removal

6.1 In consideration of the payment of the initial Five Thousand Dollars (S5.000.00). the receipt and sufficiency of which the Owners hereby acknowledge, the Owners hereby grant to GPM the exclusive and irrevocable right and option to purchase ("Option to Purchase") all their right, title and interest in and to the Property, all minerals and mineral deposits, ores, concentrates, metals, materials, tailings, dumps and mine wastes, in. on and under the Property, and mining rights appertaining thereto, all surface and water rights, and all compensable improvements thereon. "Compensable Improvements" means all buildings, structures, fences, fixtures and other improvements affixed to the Property by the Owners or any predecessor owner(s).

6.2 GPM may exercise its Option to Purchase at anytime during the Primary Term or Extended Term by giving at least thirty (30) days' advance written notice to the Owners of its intent to exercise at a specific date, time and place ("Closing"), and by delivering to the escrow agent, defined in Section 7. the purchase price set forth in section 6.3.

6.3 The total purchase price ("Purchase Price") for the Property, Minerals and all Compensable Improvements thereon shall be Five Hundred Thousand Dollars ($500,000.00). The Minimum Advance Royalty Payments and any Net Returns Royalty Payments made to the owners shall be credited against Purchase Price.

6.4 Except for the reservation by the Owners of the Net Returns Royalty and the obligation of GPM to pay the same, if GPM purchases the Property, all rights, duties, obligations and reservations set forth in this Agreement, including the payment of Minimum Advance Royalty Payments, shall terminate as of the date Owners' warranty deed, as defined in section 7.3, is delivered to GPM.

6.5 All of the Owner's personal property must be removed from the Property prior to the expiration of ninety (90) days after closing. Any personal property not timely removed shall be deemed to have been conveyed and transferred to GPM and shall become the property of GPM without additional compensation due the Owners.

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7.       Escrow Agent; Method of Payment; Warranty Deed; Quitclaim Deed and
         Release

7.1 Pursuant to the terms of the escrow instructions ("Escrow Instructions") set forth in Exhibit "C," attached hereto and made a part hereof, (Name of firm/company) shall serve as escrow agent ("Escrow Agent") for purposes of the Option to Purchase granted pursuant to Section 6.1.

7.2 Escrow Agent shall receive and distribute Purchase Price payments or tenders to be made to the Owners. The Minimum Advance Royalty Payments and Net Returns Royalty payments shall be paid directly to the Owners by GPM. All payments or tenders made to the Owners may be made by cash, check or draft, mailed or delivered to the address specified in Exhibit "C," on or before the appropriate due date.

7.3 Concurrently, with the execution of this Agreement, the Owners (i) shall execute, acknowledge and deposit with the Escrow Agent a warranty deed ("Warranty Deed"), in the form set forth in Exhibit "D," attached hereto and made a part hereof, conveying to GPM all of the Owners' right, title and interest in and to the Property, the Minerals and Compensable Improvements except for the two percent (2%) Net Returns Production Royalty reserved to Owners; (ii) if necessary to complete GPM's purchase of the Property, or if requested by GPM, Owners shall execute, acknowledge and deliver to the Escrow Agent a bill of sale in proper form for any personal property on the Property which shall be conveyed and transferred to GPM; and (iii) GPM shall execute, acknowledge and deposit with the Escrow Agent a quitclaim deed and release ("Quitclaim Deed and Release") in the form set forth in Exhibit "E," attached hereto and made a part hereof, quit claiming and releasing to the Owners all of GPM's interest in the Property and the Agreement. The aforementioned documents will be held and delivered by the Escrow Agent pursuant to the terms of the Escrow Instructions.

8.       Representations, Warranties and Covenants; Title

8.1 The Owners represent, warrant and covenant to GPM. and its successors and assigns, that:

         (a) The Owners are the sole legal and equitable owners of the Property (subject to paramount title in the United States for am unpatented "Mining Claims" compromising the Property).

         (b) Any Mining Claims comprising part or all of the Property were properly located in accordance with Federal and State law on land which was then available for mineral location and all such Mining Claims have been properly maintained in accordance with the Federal Land Policy and Management Act of 1976 and all other applicable federal, state, regional and county laws and regulations.

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         (c)      The Property is free and clear of all leases, liens,
                  encumbrances and outstanding adverse claims and interests, except taxes not yet payable.

         (d) The execution and delivery of this Agreement and the performance of this Agreement by the Owners will not result in any breach or constitute a default (or an event which, with notice or lapse of time, or both, would become a default) under, or give to others any rights of termination, amendment, acceleration, cancellation, or consent, or result in the creation of a lien or encumbrance on the Property, pursuant to any instrument or obligation to which the Owners are a party or by which they are bound.

         (e) The Owners shall not create, permit or suffer any lien or encumbrance, reservation, restriction or easement on the Property, which is not subordinated to GPM's rights hereunder, and GPM may, in its sole discretion, discharge any claims or demand and thereby be subrogated to all rights of the holder thereof, and may recover any amounts so paid from any amount otherwise due to the Owners under Agreement.

         (f) There is no environmental or other condition on the Property which is. or may become, a violation of any applicable federal, state, county or municipal law, regulation or ordinance relating to zoning, land use, environmental protection, or otherwise with respect to the Property or any activities relating thereto, and the Owners have not received any notice of any investigation of any such condition or violation.

         (g) GPM shall have the quiet and peaceful possession and enjoyment of the Property and the Owners will do everything lawfully within their power to defend title to the Property and GPM's quiet and peaceful possession thereof against all persons or entities who may claim any interest in the Property or Minerals, or proceeds therefrom.

         (h) Promptly following execution of this Agreement, and at any time during the Term hereof, the Owners shall make available to GPM copies of all technical, title, and recording information and data relating to the Property in the possession of the Owners.

GPM may investigate and in the Owners' name take any action GPM deems necessary to remedy any defects in the title to the Property including but not limited to, the right, at GPM's sole discretion, to relocate, amend, or abandon the location of any one or more of the Mining Claims whenever GPM deems such relocation, amendment, or abandonment desirable to perfect any of the Mining Claims, to avoid or create overlaps, or to include ground within the boundaries of any individual mining claim found not to be included because of improper location procedures, or to obtain mill sites. Any such relocations, amendments, or abandonments made by GPM shall be done as agent for Owners.

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Owners shall deliver to GPM a full and irrevocable power of attorney authorizing
GPM to apply for a United States mineral patent for any or all of the Mining claims and agree not to object to or adverse such application. If GPM takes any such action or applies for a patent to any or all of the Mining Claims, application may be made in Owners' names and Owners shall, at the request of GPM, execute any and all documents in connection with the patent application.
GPM shall pay all costs of such application.

If any of the above action is unsuccessfully taken by GPM or any patent application is rejected in whole or in part, GPM shall not be liable to Owners for any loss whatsoever provided GPM has proceeded in good faith. If patent to the Property or any of the Mining Claims is issued in Owners' names and if GPM has acquired the Property or Mining Claims, Owners shall promptly transfer the patented Property or Mining Claims to GPM.

The Owners agree to cooperate with GPM in investigating and remedying any title defects. GPM shall have the right to offset and credit against any amounts due. or which become payable to the Owners hereunder, all costs incurred by and payments made by GPM to remedy such defects.

Neither GPM's approval of title nor its omission to examine title shall constitute a release or waiver of Owners' warranties, representations or covenants and all the terms, conditions and covenants, expressed or implied herein, shall continue in full force and effect.

9.       Conduct of Operations; Indemnification; Insurance; Data

9.1 GPM shall conduct its operations on the Property according to the following standards, methods and requirements and shall pay damages as follows:

         (a) All work performed by GPM on the Property pursuant to this Agreement shall be done in a good and miner-like manner and in compliance with all federal, state, county and municipal laws, regulations and ordinances governing such operations. GPM shall reclaim the Property in accordance with and to the extent required by relevant applicable law, regulation or ordinance when any condition requiring reclamation is a direct result of GPM's operations on the Property.

         (b) GPM shall avoid conducting drilling and trenching activities within one hundred fifty (150) feet of a dwelling house or outbuildings, if any. now located on the Property. Completed drill holes shall be plugged pursuant to federal, state, county and municipal laws and regulations unless transferred to the Owners pursuant to Paragraph 9.1 (j).

         (c) Ingress and egress routes, drill pads, and trench sites constructed by GPM shall be reclaimed to approximate the conditions and contours existing prior to the commencement of GPM's operations on the Property. All areas of

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                  surface disturbance shall be reseeded, if necessary, after the completion of activities.

         (d) GPM may use existing roads on the Property and may construct additional roads on the Property. GPM shall maintain and shall repair all damage caused by GPM's activities to existing and new roads.

         (e) GPM shall avoid undue degradation of trees and vegetation when conducting its exploration activities on the Property. Where practicable, trees that impede passage over the Property shall be pruned rather than cut and removed.

         (f) GPM, its employees, agents, or contractors shall not hunt or fish on the Property, nor shall they carry onto the Property any firearms.

         (g) GPM shall not use water from the Owners' well, tanks or surface reservoirs without first obtaining the consent of the Owners; however, GPM may drill its own water wells.

         (h) GPM may. in its sole discretion, and to the extent that it may legally do so, offer to transfer to the Owners any drill hole on the Property, in which water is discovered, on an "as is" basis for the purpose of converting the drill hole to a water well. Prior to abandoning or plugging a drill hole, GPM shall give the Owners written notice, delivered at least ten (10) days prior to its intended action. Within seventy-two (72) hours of the receipt of GPM's notice, the Owners shall give written notice to GPM accepting the transfer of such drill hole, and all responsibility therefore, including, but not limited to, any and all reclamation and environmental responsibilities. GPM shall then transfer the drill hole to the Owners. The Owners shall be responsible for all permits, materials and costs required to convert such drill hole to a water well. The Owners shall indemnify, defend and hold GPM harmless from any and all claims, liability, loss and expenses, including attorneys' fees, demands or causes of action made against GPM and relating to such drill hole after its transfer to the Owners.

         (i) GPM shall remove all garbage, litter and other waste produced by its operations from the Property on a regular basis.

         (j) GPM shall not create or suffer any liens or encumbrances on the Property that may arise out of work conducted by or on its behalf pursuant to this Agreement, except for those it contests in good faith or for which it posts a statutory bond. However, nothing herein shall prevent GPM from mortgaging or granting a security interest in or otherwise encumbering its leasehold rights to or its Option to Purchase the Property for any purpose whatsoever, including the obtaining of financing for exploration,

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                  development, construction or mining operations on the
                  Property. The Owners hereby consent to any such encumbrance.

         (k) GPM shall indemnify and hold the Owners harmless from and against any liability arising from personal injury, death or property damage caused solely by GPM's activities on the Property during the Term of this Agreement. Nothing herein shall relieve the Owners from and against any liability for their own negligence or for the negligence of persons or entities acting as agents or as guests of the Owners. This indemnification shall survive the termination of this Agreement for as long as GPM is performing reclamation work upon the Property or is in possession of its personal property and improvements remaining on the Property.

         (1) During the Term, GPM agrees to comply with all applicable federal and state laws and regulations regarding insurance for persons working in or on the Property and under the direct supervision of GPM. GPM will carry liability insurance with respect to its operations in reasonable amounts with reputable insurance companies licensed to do business in the state.

         (m) GPM shall be responsible for the payment of federal maintenance rental payments, performance and filing of assessment work (if such should ever be reinstated), and payment of the necessary fees and recordation of the required documents (such as, the annual notice of intention to hold) with the appropriate federal or county offices for all unpatented Mining Claims in Exhibit "A" or located under
                  Section 8 of this Agreement for each year that this Agreement is in effect. If GPM shall keep this Agreement in effect beyond June 1 of any year, it shall immediately pay and perform all BLM rental payments, work obligations and recordation requirements with the federal government.

         (n) GPM shall provide to the Owners annually, within thirty (30) days after each anniversary of the Effective Date, a brief summary report, including copies of all relevant non-interpretative data of work performed on the Property during the preceding year. GPM does and shall not make any representations or warranties as to the accuracy, reliability or completeness of such data or information so provided.

10.      Lesser Interest; After Acquired Rights; Third-Party Claims

10.1 Without impairment of the representations, warranties and covenants contained in this Agreement, if the Owners own less than the entire and undivided interest in the Property, then the Minimum Advance Royalty Payments, Net Returns Royalty payments. Purchase Price and the reserved Net Returns Royalty provided herein shall be paid to and reserved by the Owners only in the proportion that the Owners' actual interest bears to the entire ownership interest of the Property. GPM shall be entitled to recover excess monies

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previously paid to the Owners or to offset, such excess monies paid, against any future monies due or which become payable thereafter to the Owners.

10.2 The Owners agree that any additional interest in the Property acquired by GPM during the Term of this Agreement shall be owned solely by GPM and the Owners shall have no right or interest in such acquired interest.

10.3 If during the Term of this Agreement, the Owners acquire any additional right or interest in the Property, then (i) the Owners shall promptly notify GPM of such acquisition; (ii) such right or interest shall automatically become part of the Property for all purposes of this Agreement; and (iii) the Owners shall sign, acknowledge and deliver to GPM an amendment to the Agreement and the Warranty Deed so as to include such right or interest.

10.4 If GPM is advised by an attorney that a third party may have a claim of ownership in the Property, any of the Mining Claims, or Minerals or the proceeds therefrom, GPM may deposit in a special escrow account any payments otherwise due and give written notice of such a deposit to Owners. The sums deposited shall remain in the special escrow account until the claim, or controversy is resolved or until there has been a final determination of the claim or controversy by a court or administrative body of competent jurisdiction and any appeal therefrom, or the period in which to appeal has expired.

11.      Assignment

The rights of the Owners and GPM hereunder may not be assigned in whole or in part without the prior written consent of the other party, which consent shall not be unreasonably withheld. However, GPM may freely assign its right hereunder to an affiliate, subsidiary or partner. An assignment of this Agreement by GPM. in whole or in part, shall relieve and discharge GPM from any obligations hereunder as to the interest assigned. No change in or division of ownership or of any interest under this Agreement shall bind GPM for any purpose until forty-five (45) days after such person or entity acquiring such rights has furnished GPM with written notice and a copy of the instrument (or a certified copy thereof if requested by GPM) evidencing the change in or division of ownership. The assignee shall enter into a written assumption, satisfactory to GPM. of all the assignor's obligations hereunder. No assignment by the Owners or GPM shall have the effect of increasing the duties of the non-assigning party or enlarging the rights of the assignee.

12.      Default

Failure by GPM to perform or comply with any terms, provisions or conditions, express or implied, hereunder shall not cause a forfeiture or termination of this Agreement, including the Option to Purchase, nor be grounds for a reversion of the estate or rights granted hereunder nor for cancellation of this Agreement. If GPM defaults in the performance of its duties hereunder, the Owners shall give GPM written notice specifying the default. GPM shall commence curing the default within forty-five (45) days after receiving such notice and thereafter diligently prosecute such action to completion. Any default by GPM consisting

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of only the failure to make payments required hereunder may be cured within ten
(10) business days after GPM receives notice of such default from the Owners. In the event GPM fails to timely cure a default, this Agreement shall remain in force and the Owners' sole remedy shall be compensatory damages.

If the Owners and GPM agree in writing or a court of competent jurisdiction determines there has been a default under this agreement, and within (10) days from the date of the agreement or determination, GPM pays the Owners the monies due them. GPM shall be excused from any obligation to pay damages and this Agreement shall remain in full force and effect.

13.      Termination

13.1 GPM may terminate its rights under this Agreement, as to all or any part of the Property, at any time by delivering to the Owners, ten (10) days prior to the termination, written notice of GPM's intent to terminate as of a specified date. As of the specified date, all rights of GPM as to all or any part of the Property, subject to the termination, shall terminate.

13.2 Upon termination of this Agreement, GPM shall not be required to make any further payments or perform any further obligations hereunder except as follows:
(i) to perform reclamation work required as a direct result of GPM's operations on the Property, as required by applicable law and this Agreement; (ii) to deliver to the Owners, within forty-five (45) days after termination, one set of copies of all available non-interpretative data, which GPM has developed during its operations on the Property and which data has not been previously furnished to the Owners, provided that GPM shall not be responsible for the accuracy, reliability or completeness of such data: and (iii) to permit the Owners, at their expense, to take possession of any available core, cutting, and other samples derived from the Property, provided that GPM shall in no event be liable to the Owners for any prior loss or damage to such core, cuttings and other samples.

13.3 If GPM's notice of termination provides that the Agreement is being terminated as to only part of the Property, the Agreement shall remain in force as to the remaining lands comprising the Property and all other obligations of GPM, including the Purchase Price to be paid pursuant to the Option to Purchase in Section 6. shall be proportionately reduced.

14.      Removal of Property

For six (6) months after the termination of this Agreement, GPM shall have the right to remove from the Property all improvements and personal property placed on the Property by GPM. All such improvements or personal property not removed from the Property within the six (6) month time period shall become the personal property of the Owners. GPM shall have the right, at its expense, to keep one or more watchmen on the Property during the six-month period.

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15.      Taxes

15.1 The Owners and GPM shall pay their proportionate share of all taxes or assessments (whether based on ownership, mining, production, processing, severance of minerals or net proceeds from the extraction of minerals) on their respective interests in the Property or assessed against their respective personal property on or about the Property. The Owners shall be responsible for all federal and state income taxes resulting from any payments made by GPM to them. Prior to any purchase of the Property by GPM pursuant to Section 6, the Owners shall pay, when due, their proportionate share of all taxes and assessments against the Property and all taxes resulting from the Owners' use thereof. GPM may, in its sole discretion, pay and discharge any taxes levied or assessed upon the Property which are past due and owed by the Owners; GPM shall be subrogated to the holder of the rights thereof. GPM may reimburse itself for such expenditures from any monies thereafter payable to the Owners.

15.2 GPM shall pay when due, or reimburse the Owners for all taxes or assessments that are levied upon the Property as a result of GPM's operations or improvements upon the Property while this Agreement is in effect and for so long thereafter as GPM's operations continue on or its improvements or personal property remain upon the Property.

16.      Force Majeure

GPM shall not be deemed in default of this Agreement during any period when it is hindered, prevented or delayed from complying therewith in whole or in part by, including but not limited to: acts of God; acts of the public enemy; labor disturbances; civil disorders; war; unavoidable accidents; unusually severe weather; unforeseen geological conditions; inability to obtain any necessary permits, bonds or operating approvals whether by action or inaction of governmental authorities; inability to obtain competent workmen, fuel, water, equipment or transportation; litigation; rules or regulations imposed by any federal, state, or other governmental agency under asserted authority; environmental restrictions or conditions; or any other cause reasonably beyond the control of GPM, other than financial or economic delays, each of which is called a "Force Majeure." The term of this Agreement shall be extended by the period of any Force Majeure. GPM shall not be required to compensate the Owners for any loss occasioned by a Force Majeure. GPM shall promptly notify the Owners of any suspension caused by a Force Majeure and it shall use reasonable diligence to remedy or eliminate the cause of such suspension. However, GPM shall not be required to remedy the effects of any Force Majeure by settlement of any labor difficulty contrary to its wishes or contest the validity of any law, regulation or any action or inaction by a civil or military authority. The handling of those controversies shall be entirely within GPM's discretion.

17.      Rights Not To Be Suspended

Disputes or differences between GPM and the Owners shall not interrupt performance of this Agreement. In the event of any dispute or difference, GPM may continue operations in the same manner as prior to the dispute until the matters have finally been determined between GPM and the Owners by judicial determination, if necessary.

18.      Confidentiality

18.1 During the Term of this Agreement, the Owners shall not disclose to any third party any information furnished to them by GPM, or obtained through any other source whatever, concerning GPM's operations on the Property without the prior written consent of GPM.

18.2 Owners shall not use GPM's name, or its subsidiaries', affiliates' or partners' names in any public statement or press release and shall not make any press release, public statements or public announcements of any sort concerning this Agreement or the operations and activities of GPM with respect thereto, except with the prior consent of GPM or as required by law or by a stock exchange.

19.      Notice

Any notice or other communication ("Notice") required or desired to be given under this Agreement shall be in writing and shall become effective when personally served upon the party to be given such Notice: when posted by certified or registered mail, return receipt requested; or when delivered by telex, telegraph, telecopier or other wire service.

         The addresses for such Notices shall be:



The Owners:       Mark Milner. Daniel Milner & Stephen Crossland
                  in care of Stephen Crossland
                  Johnson. Gaukroger & Crossland. P.S.
                  104 Cottage Avenue P.O. Box 566
                  Cashmere, WA 98815-0566
                  Telephone: (509) 782-4418
                  Telecopier (509) 782-4298

Golden Phoenix:   Golden Phoenix Minerals, Inc.
                  3595 Airway Drive Suite 405
                  Reno, Nevada 89511
                  Attention: Michael R. Fitzsimonds, President
                  Telephone: (702) 853-4919
                  Telecopier: (702) 853-5010

Escrow Agent:     Flowers Escrow
                  100 S Terminal Way #104
                  P.O. Box 12520
                  Reno, NV 89510-2520
                  Attention:
                  Telephone: (702) 786-3090
                  Telecopier (702) 786-0562

20.      Binding Effect

All covenants, conditions and terms of this Agreement shall be of benefit to and run with the Property and shall bind and inure to the benefit of the parties hereto, their respective heirs, representatives, assigns and successors in interest.

21.      Memorandum

GPM and the Owners shall sign and acknowledge a memorandum of this Agreement suitable for recording to give notice hereof to third parties. GPM shall record the memorandum at its expense. This Agreement shall not be recorded.

22.      Headings

The section headings herein have been inserted for convenience of reference only and shall not modify or restrict any of the terms or provisions hereof. Unless otherwise expressly provided, or unless the context shall otherwise require, words importing the singular shall include the plural and words importing the masculine gender shall include the feminine gender, and vice versa.

23.      Entire Agreement; Waiver and Modification; Counterparts

23.1 This Agreement and the exhibits attached hereto set forth the entire agreement between the parties hereto with respect to the subject matter hereof. This Agreement supersedes all prior written and oral negotiations, discussions, agreements and understandings related to such subject matter.

23.2 Any waiver or modification of the covenants, conditions, warranties, representations or obligations contained herein or amendment of this Agreement must be in writing, dated subsequent to the Effective Date, and signed by each of the parties hereto.

23.3 This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which shall constitute the same Agreement.

24.      Governing Law; Severability; Perpetuities; Attorneys' Fees; Currency

24.1 This Agreement is to be governed by and construed under the laws of the State of California, without reference to its conflicts of laws, and each of the parties hereto irrevocably attorns to the jurisdiction of the courts of California for adjudication of rights, obligations and interests arising pursuant to this Agreement.

24.2 Any provision of this Agreement prohibited by the laws of the United States or the States of California or Nevada shall be ineffective to the extent of such prohibition without invalidating the remaining provisions of this Agreement.

24.3 Any right or option to acquire any interest in real property (and any other right held subject to the Rule Against Perpetuities) under the Agreement must be exercised, if at all, so as to vest such interest within twenty-one (21) years after the Effective Date.

24.4 In the event of any suit between the parties hereto, the prevailing party shall be entitled to recover reasonable attorneys' fees incurred in connection with that suit.

24.5 All references to monetary amounts contained in this Agreement are references to the currency of the United States of America

25.      Further Assurances

The Owners and GPM hereby covenant to do and perform all acts and provide all documents which are necessary to give full effect to the provisions of this Agreement.

THE OWNERS AND GPM, INTENDING TO BE LEGALLY BOUND, have executed this Agreement effective the date and year first above written.

The Owners:


/s/ Stephen R. Crossland
-----------------------------
Stephen R. Crossland


###-##-####
------------------------
Tax ID Number



/s/ Mark Milner                                    /s/ Daniel  Milner
-----------------------------                      -----------------------------
Mark Milner                                        Daniel  Milner


###-##-####                                        ###-##-####
-----------------------------                      -----------------------------
Tax ID Number                                      Tax ID Number

GOLDEN PHOENIX MINERALS, INC.

By: /s/ Michael Fitsimonds
Name: Michael Fitsimonds
Title: President


STATE OF WASHINGTON                        )
                                           )SS.
COUNTY OF_______________________________   )


         On this day personally appeared before me Mark Milner to me known to be the individual described in and who executed the within and foregoing instrument, and acknowledges that he signed the same as his free and voluntary act and deed, for the uses and purposes therein mentioned. Given under my hand and official seal this ____ day of _____________________, 1998.



                                                ________________________________
                                                Notary Public
My commission expires:

____________________________




STATE OF WASHINGTON                        )
                                           )SS.
COUNTY OF_______________________________   )

         On this day personally appeared before me Daniel Milner to me known to be the individual described in and who executed the within and foregoing instrument, and acknowledges that he signed the same as his free and voluntary act and deed, for the uses and purposes therein mentioned. Given under my hand and official seal this ___ day of _________________, 1998.



                                                ________________________________
                                                Notary Public
My commission expires:

____________________________

STATE OF WASHINGTON                        )
                                           )SS.
COUNTY OF_______________________________   )

         On this day personally appeared before me Stephen R. Crossland to me known to be the individual described in and who executed the within and foregoing instrument, and acknowledges that he signed the same as his free and voluntary act and deed, for the uses and purposes therein mentioned. Given under my hand and official seal this ___ day of _________________, 1998.




                                                ________________________________
                                                Notary Public
My commission expires:

____________________________




STATE OF NEVADA                            )
                                           )SS.
COUNTY OF WASHOE                           )


         On this 15th day of January, 1998. before me, personally appeared Michael R. Fitzsimonds, to me known to be the President of Golden Phoenix Minerals, Inc., a Minnesota corporation, that executed the within and foregoing instrument, and acknowledged said instrument to be the free and voluntary act and deed of said corporation, for the uses and purposes therein mentioned, and upon oath stated that he was authorized to execute said instrument.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written.


                                                   /s/ DARCI DAWN BERTRAM
                                                   __________________________
                                                   Notary Public

My commission expires:

        7/29/00

                                          DARCI DAWN BERTRAM
                                          Notary Public - State of Nevada
                                          Appointment Recorded in Washoe County
                                          No. 96-3591 -2-EXPIRES JULY 29, 20OO

                                   EXHIBIT "A"
                                       TO
         MINING LEASE AND OPTION TO PURCHASE AGREEMENT DATED JANUARY 15,
                                      1998
                                    BETWEEN
              MARK MILNER, DANIEL MILNER and STEPHEN R. CROSSLAND
                                   ("OWNERS")
                    AND GOLDEN PHOENIX MINERALS, INC ("GPM")




                                    Property


         Under the terms of the above-referenced Agreement, Owners have leased to GPM and have granted GPM the exclusive option to purchase certain unpatented mining claims referred to as the Property and situated in the County of Modoc, State of California, and more particularly described as follows:

------------------------------------------------------------------------------------------------------------------------------------
           CLAIM                        SEC/TWP/RGE             LOCATION         MODOC COUNTY RECORDING            CAMC NO.
           NAME                                                                          BOOK/PAGE
------------------------------------------------------------------------------------------------------------------------------------
 CIRRUS #1                               12/47N/15E             11/28/1982                295/777                    120351
------------------------------------------------------------------------------------------------------------------------------------
 CIRRUS #2                               12/47N/15E             11/28/1982                295/776                    120352
------------------------------------------------------------------------------------------------------------------------------------
 CIRRUS #3                               12/47N/15E             11/28/1982                295/775                    120353
------------------------------------------------------------------------------------------------------------------------------------
 CIRRUS #4                               12/47N/15E             11/28/1982                295/774                    120354
------------------------------------------------------------------------------------------------------------------------------------
 CIRRUS #5                               12/47N/15E             11/28/1982                295/773                    120355
------------------------------------------------------------------------------------------------------------------------------------
 CIRRUS #6                               12/47N/15E             11/28/1982                295/772                    120356
------------------------------------------------------------------------------------------------------------------------------------
 STONE                                  7,12/47N/15E            11/28/1982                295/778                    120357
------------------------------------------------------------------------------------------------------------------------------------
 KLONDIKE FRACTION                       12/47N/15E             11/28/1982                295/779                    120358
------------------------------------------------------------------------------------------------------------------------------------
 RUBY TOO FRACTION                       12/47N/15E             11/28/1982                295/780                    120359
------------------------------------------------------------------------------------------------------------------------------------
 RUBY FRACTION                           12/47N/15E             11/28/1982                295/781                    120360
------------------------------------------------------------------------------------------------------------------------------------


Initialed for Identification: /s/ MRF
                                     "A-1"

                                   EXHIBIT "B"
                                       TO
           MINING LEASE AND OPTION TO PURCHASE AGREEMENT DATED JANUARY 15,1998
                                     BETWEEN
        MARK MILNER, DANIEL MILNER and STEPHEN R. CROSSLAND
                                   ("OWNERS")
                    AND GOLDEN PHOENIX MINERALS, INC ("GPM")



                         NET RETURNS PRODUCTION ROYALTY



1.       Reserved Net Returns Production Royalty

         Owners have reserved, and GPM and the Owners agree that, a net returns production royalty (hereinafter called "Net Returns Royalty") shall be calculated and payable on a calendar quarter basis by GPM to the Owners at a rate equal to two percent (2%) of the "Net Returns" (defined herein) of all minerals, ores, concentrates, metals, and other materials produced from the Property ("Minerals") during "Commercial Production" (defined herein) from the Property.

         (A) Commercial Production. The term "Commercial Production" shall be defined as the mining, extraction, processing, and recovery for sale of Minerals from the Property. Commercial Production shall not include the taking of Minerals from the Property for the purpose of determining the amenability to benefaction processes or mining thereof, including bulk sampling. Only the sale proceeds, if any, of such sampling in excess of one thousand (1,000) tons shall become subject to the Net Returns Royalty.

         (B) Net Returns. The term "Net Returns" shall mean the total "Gross Sale Proceeds" or "Deemed Gross Sale Proceeds" (both defined herein) less deductions for the following total actual costs paid by, charged to or otherwise incurred by GPM within that calendar quarter which are attributable to the handling, treatment and sale of individual Minerals within that calendar quarter:

         (1) All smelting, refining, treatment, assaying, sampling, umpiring, selling and other costs, charges and penalties charged by any refinery, smelter or other purchaser of Minerals;

         (2) All taxes paid on production of Minerals, except income taxes, including but not limited to production, severance, sales and privilege taxes, and all local, state and federal royalties that are based upon the production of Minerals;

                                     "B-1"

         (3) All costs of loading, securing, transporting and insuring Minerals from the Property to the refinery, smelter or purchaser;

         (4) All costs or charges of any nature for or in connection with insurance, storage, or representation' at a smelter or refinery for ores and Minerals; and,

         (5)      All actual sales and brokerage costs on ores and minerals.

         (C) Gross Sale Proceeds or Deemed Gross Sale Proceeds. "Gross Sale Proceeds" or "Deemed Gross Sale Proceeds" from sales or deemed sales of Minerals shall mean and be determined as follows:

         Gold. Silver, Platinum and Palladium.

         The Gross Sale Proceeds for gold, silver, platinum and palladium shall be deemed gross proceeds from deemed sales of such Minerals, and sales of such Minerals shall be deemed to have occurred, without regard to when or to whom they actually are made, upon the earliest of the following:

         (1) When such Minerals (other than refined bullion, dore, or concentrates) are shipped by GPM from the Property to an independent refinery, smelter or other unaffiliated third-party purchaser; or,

         (2) With respect to refined bullion produced by GPM, the day the final, refined bullion was produced; or,

         (3) With respect to dore produced by GPM, three (3) business days after the dore was produced; or,

         (4)      With respect to other concentrates produced by GPM, thirty
                  (30) days after those concentrates have been produced.

         The total Deemed Gross Proceeds of all such sales occurring within a single calendar quarter shall be determined by multiplying the total number of troy ounces of the particular Minerals deemed sold within that calendar quarter by the following:

         (1) For gold, platinum or palladium, the arithmetic mean of the daily London Bullion Market afternoon fixing for the calendar quarter per ounce of the respective Minerals; and

         (2) For silver, the arithmetic mean of the weekly Handy & Harman base price per troy ounce as quoted in Metals Week for the two weeks which conclude within that calendar quarter, but in the event Metals

                                     "B-2"

                  Week is not published or if for any other reason such quotation is not available, the arithmetic mean of the daily handy & Harman base price quote as published in the Wall Street Journal for the calendar quarter will be utilized.

         Other Products

         The Gross Sale Proceeds for all Minerals other than gold, silver, platinum or palladium shall be the actual proceeds of sale to an independent refinery, smelter or other unaffiliated third-party purchaser of such minerals during a calendar quarter.

         In the event such Minerals other than gold, silver, platinum or palladium are actually and finally disposed of by GPM by means other than sale, Net Returns shall be determined as follows: using assays or other accurate analyses regularly taken for ores and concentrates, the recoverable marketable content of the ores and concentrates produced from the Property shall be determined in accordance with commonly accepted industry standards; the mineral content then shall be multiplied by the closing price for each respective marketable mineral on the day of disposition of the subject ores and concentrates quoted on the New York Commodity Exchange ("COMEX"); the product thereof shall be the value of the subject Minerals disposed of other than by sale; and Net Returns shall be determined upon the value of the Minerals less applicable charges, royalties, taxes, costs, and penalties which GPM actually incurs with respect to the disposition of the subject ores and minerals.

2.       Grantor Owned Facilities

         In the event smelting or refining are carried out in facilities owned or controlled, in whole or in part, by GPM, then charges, costs and penalties for such operations shall mean the amount GPM would have incurred if such operations were carried out at facilities not owned or controlled by GPM then offering comparable services for comparable product on prevailing terms, but in no event greater than actual costs incurred.

3.       Stockpiling and Commingling

         GPM may stockpile and commingle Minerals with ores, concentrates or other products not mined from the Property. GPM shall, prior to such stockpiling or commingling, measure, weigh and analyze samples of such commingled materials in accordance with sound mining and metallurgical practices, and GPM shall keep accurate records as a basis for computing any Net Returns Royalty payments. In determining which commingled materials are sold from a commingled stockpile, a first-in, first-out system shall be used.

4.       Tailings and Waste

         All tailings or waste material shall be the property of GPM and GPM shall have no obligation to process or extract substances therefrom. If GPM elects to extract Minerals of value therefrom and utilizes or sells the same, the Owners shall be paid a Net Returns

                                     "B-3"

Royalty thereon in the amount and manner provided herein. If GPM commingles the tailings or waste material produced from the Property with tailings and waste material not produced from the Property, GPM shall record the tonnage amount and source of such tailings and waste material prior to commingling and a Net Returns Royalty, if any, shall be paid based upon a pro rata portion of the average production as determined as a percentage of the volume of the tailings or waste material stored. The records of GPM shall be deemed conclusive as to the tailings or waste material attributable to each source.

5.       Trading Activities

         GPM shall have the right to sell or refrain from selling Minerals produced from the Property in any manner it may elect. GPM shall have the right to engage in forward sales, future trading or commodity options trading, and other price hedging, price protection, gold and silver loans, financing and speculative arrangements which may involve the possible delivery of Minerals produced from the Property but do not result in the actual sale and delivery of Minerals produced from the Property ("Trading Activities"). The Owners acknowledge that the proceeds of Trading Activities shall not be considered part of or included in the amounts paid to GPM for Minerals sold for purposes of determining Net Returns. The Owners shall not be entitled to participate in the proceeds or be obligated to share in any losses generated by any Trading Activities.

6.       Bulk Sampling

         GPM shall have the right to take samples of minerals and material from any portion of the surface and subsurface of the Property for the purpose of determining the amenability to beneficiation processes and mining thereof, including bulk sampling. Only the sale proceeds, if any, of such sampling in excess of one thousand (1,000) tons shall become subject to the Net Returns Royalty.

7.       Payments and Records Inspection

         All Net Returns Royalty payments due the Owners shall be made by cash, check, or draft, mailed or delivered on or before the twenty-fifth (25th) day of the month following the calendar quarter in which payment or the equivalent accounting amount is received by GPM from the sale or deemed sale of Minerals. All Net Returns Royalty payments shall be accompanied by a statement showing the basis upon which the payment was computed. For six (6) months subsequent to any such payments, the Owners, or their representatives appointed in writing, upon reasonable notice to GPM and during normal business hours, shall have the right to inspect GPM's record regarding the computation of the Net Returns Royalty.

                                     "B-4"

8.       Termination of Net Returns Royalty

         In the event GPM purchases the Property, the Net Returns Royalty, and all right of Owners, and duties and obligations of GPM to Owners pertaining to thereto, shall terminate upon the date of delivery of the Warranty Deed set forth in Exhibit "D" by Owners to GPM.




Initialed for Identification: /s/ MNF

                                     "B-5"

                                   EXHIBIT "C"
                                       TO
                  MINING LEASE AND OPTION TO PURCHASE AGREEMENT
                              DATED JANUARY 15,1998
                                     BETWEEN
              MARK MILNER, DANIEL MILNER and STEPHEN R. CROSSLAND
                                       AND
                          GOLDEN PHOENIX MINERALS, INC



                               ESCROW INSTRUCTIONS

To:      Flowers Escrow
         1005 Terminal Way, #104
         Post Office Box 12520
         Reno, NV 89510-2520


The Undersigned, being Golden Phoenix Minerals, Inc. ("GPM"), and Mark Milner, Daniel Milner and Stephen R. Crossland ("Owners"), hereby deliver to you (also called "Escrow Agent") the instruments described below, to be held and disposed of by Escrow Agent in accordance with the following instructions and upon the following terms and conditions to which the undersigned agree.

1.       Instruments Deposited or Required

1.1 The following instruments ("Instruments") are herewith delivered to the Escrow Agent by GPM and the Owners:

         (a) A copy of the fully executed Mining Lease and Option to Purchase Agreement ("Agreement"), dated effective January 15, 1998, between Mark Milner, Daniel Milner and Stephen R. Crossland, as lessors and optionors, and Golden Phoenix Minerals, Inc., as lessee and optionee. The subject of the Agreement is certain real property, comprised of unpatented mining claims, situated in Modoc County, CA ("Property") and more fully described in Exhibit "A" to the Agreement. Pursuant to the terms of the Agreement, the Owners granted GPM an option to purchase ("Option to Purchase") the Property.

         (b) The original of the fully executed and acknowledged Warranty Deed, dated effective January _________, 1998, by which the Owners, as grantors, have conveyed the Property to GPM, as grantee.

         (c) The original of the fully executed and acknowledged Quitclaim Deed and Release, dated effective January_________, 1998, whereby GPM, as grantor, quit

                                     "C-1"
                  claims all its interest in the Property to the Owners, as grantees, and releases its interest in the Agreement.

1.2 If needed, or if requested by GPM, to complete the purchase of the Property or to satisfy Section 7.3 of the Agreement pertaining to personal property to be transferred by Owners to GPM, Owners shall execute, acknowledge and deliver to Escrow Agent a bill of sale ("Bill of Sale") in which they sell, convey and transfer to GPM any personal property which becomes part of the Option to Purchase transaction or is required to be transferred to GPM.

1.3 Ten (10) days prior to closing, Owners, at their expense, shall furnish to GPM a current commitment for an owner's title insurance policy in an amount equal to the Purchase Price (unless the Property is unpatented mining claims).

2.       Instructions

2.1 You are authorized by the Owners to receive and give receipts for all purchase price payments made by GPM pursuant to the Option to Purchase and to distribute such payments to the Owners.

2.2 GPM shall pay your escrow fees. GPM shall pay the fee for recording the Warranty Deed. The Owners shall pay the fee for recording the Quitclaim Deed and Release.

2.3 You are instructed to hold the aforementioned documents in escrow and deliver them in accordance with the following instructions:

         (a) If GPM exercises the Option to Purchase the Property and pays the purchase price required by the Agreement, you shall have the Warranty Deed recorded and shall deliver the recorded Warranty Deed and all remaining documents (i.e., the Quitclaim Deed and Release and the Bill of Sale, if any) to GPM, or its order; or,

         (b) If the Agreement is terminated without the exercise of the Option to Purchase by GPM, you shall record the Quitclaim Deed and Release and shall deliver the recorded document and all remaining documents (i.e., Warranty Deed and the Bill of Sale, if any) to the Owners, or their order.

2.4 You are not a party to, nor are you bound by any agreement other than these Escrow Instructions.

2.5 You are to act herewith as a depositor only and are not responsible or liable, in any manner whatsoever, for the sufficiency, correctness, genuineness, or validity of any instrument, or with respect to the form or execution of the same, or for the identity or authority or rights of any person executing or depositing it.

                                     "C-2"

Golden Phoenix Minerals, Inc.:

Golden Phoenix Minerals, Inc.:


___________________________________
Michael R. Fitzsimonds
President
Date: _______________, 1998

         Escrow Agent hereby acknowledges receipt of these Escrow Instructions and of the Instruments deposited herewith and agrees to hold and dispose of the same in accordance with the Instructions herein:



Flowers Escrow:

/s/
Its: President
Dated: Jan 1, 1998





Initialed for Identification:/s/ MNF


                                     "C-5"

                                   EXHIBIT "D"
                                       TO
                  MINING LEASE AND OPTION TO PURCHASE AGREEMENT
                               DATED JANUARY, 1998
                                     BETWEEN
              MARK MILNER, DANIEL MILNER and STEPHEN R. CROSSLAND
                                       AND
                          GOLDEN PHOENIX MINERALS, INC




                                  WARRANTY DEED


         THIS WARRANTY DEED ("Deed") is made effective as of January 15, 1998 by and between Mark Milner, Daniel Milner and Stephen R. Crossland ("Grantors"), whose address is Johnson, Gaukroger & Crossland, P.S., 104 Cottage Avenue, Post Office Box 566, Cashmere, WA 98815-0566, and GOLDEN PHOENIX MINERALS, INC., a Minnesota corporation, duly authorized to transact business in the State of California, with offices at 3595 Airway Drive Suite, 405 Reno, NV 89511 ("Grantee"). Grantors or Grantees may individually or collectively be referred to herein as a "Party" or the "Parties."

                                   WITNESSETH:

         Grantors, for and in consideration of the sum of Ten Dollars ($10.00), and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by Grantors, have granted, bargained, sold and conveyed, and by these presents do grant, bargain, sell, convey, confirm and warrant against the lawful claims of all persons whomsoever to Grantee, its successors and assigns, that certain real property consisting of unpatented mining claims situated in Modoc County, California ("Property"), which Property (includes, but is not limited to, any water and extra lateral mining rights thereto) is more particularly described in Exhibit "A" attached hereto and made a part hereof, and all of Grantor's right, title and interest in and to that reserved net returns production royalty for all minerals produced from the Property ("Net Returns Royalty"), which Net Returns Royalty is more particularly described in
Section 2 below.

         TOGETHER with all and singular the hereditaments and appurtenances thereto belonging, or in anywise appertaining, and the reversion and reversion, remainder and remainders, rents, issues and profits thereof, and all the estate, right, title, interest, claim and demand whatsoever of the Grantors, either in law or in equity, of, in and to the bargained Property, with hereditaments and appurtenances.

         TO HAVE AND TO HOLD the Property and title hereby conveyed to Grantee, its successors and assigns, forever.

                                     "D-1"

1.       Representations and Warranties

         The Grantors represent, warrant and covenant to Grantee, and its successors and assigns, that:

         The Grantors are the sole legal and equitable owners of the Property.

         (a) The Property is free and clear of all leases, liens, encumbrances and outstanding adverse claims, demands and interests.

         (b) The execution and delivery of this Deed and the performance of this Deed by the Grantors will not result in any breach or constitute a default (or an event which, with notice or lapse of time, or both, would become a default) under, or give to others any rights of termination, amendment, acceleration, cancellation, or consent, or result in the creation of a lien or encumbrance on the Property, pursuant to any instrument or obligation to which the Grantors are a party or by which they are bound.

         (c) There is no environmental or other condition on the Property which is, or may become, a violation of any applicable federal, state, county or municipal law, regulation or ordinance relating to zoning, land use, environmental protection, or otherwise with respect to the Property or any activities of the Grantors or their predecessors in interest relating thereto, and the Grantors have not received any notice of any investigation of any such condition or violation.

         (d) The Grantors are lawfully seized of the Property and have good right and lawful authority to convey the Property.

         (e) Grantee shall have the quiet and peaceful possession and enjoyment of the Property and the Grantors will do everything lawfully within their power to defend title to the Property and Grantee's quiet and peaceful possession thereof against all persons or entities who may claim any interest in the Property or the minerals therein, or proceeds therefrom.

2.       Net Returns Royalty; Termination of Mining Lease

         Pursuant to a certain Mining Lease and Purchase Option Agreement, dated effective January 15, 1998, between Mark Milner, Daniel Milner and Stephen R. Crossland and Golden Phoenix Minerals, Inc. ("Agreement"), which Agreement pertained to the Property, the Grantors reserved a two percent (2%) Net Returns Royalty for all minerals produced from the Property. Grantors hereby convey, assign and transfer to Grantee all of their right title and interest in and to the Net Returns Royalty and to the Agreement and acknowledge that the Agreement is hereby terminated and of no further force or effect.

                                     "D-2"

3.       After Acquired Title

         This Deed, without payment of any additional consideration, shall operate to convey and transfer automatically to Grantee, its successors and assigns, any and all right, title and interest in the Property acquired by Grantors after the effective date of this Deed.

4.       Binding Effect

         All covenants, conditions and terms of this Deed shall bind and inure to the benefit of the parties hereto, their respective heirs, representatives, assigns and successors.

5.       Further Assurances

         Grantors and Grantee agree to execute or furnish the other with such additional formal assurances or other documents, in proper and recordable form, as may be reasonably necessary to carry out the intent, purpose and terms of this Deed.

6.       Governing Law; Severability; Perpetuities; Attorneys' Fees

6.1 This Deed is to be governed by and construed under the laws of the State of California, without reference to its conflicts of laws, and each of the parties hereto irrevocably attorns to the jurisdiction of the courts of California for adjudication of rights, obligations and interests arising pursuant to this Agreement.

6.2 Any provision of this Agreement prohibited by the laws of the United States or the State of California shall be ineffective to the extent of such prohibition without invalidating the remaining provisions of this Agreement.

6.3. Any right or option to acquire any interest in real property (and any other right held subject to the Rule Against Perpetuities) under the Agreement must be exercised, if at all, so as to vest such interest within twenty-one (21) years after the Effective Date.

6.4 In the event of any suit between the parties hereto, the prevailing party shall be entitled to recover reasonable attorneys' fees incurred in connection with that suit.

7.       Sole Agreement Modification

         This Deed and the attached Exhibit set forth the entire agreement between the Grantors and Grantee with respect to the subject matter hereof. No modification or alteration of this Deed and the Exhibit hereto shall be effective unless reduced to writing and signed by both Grantors and Grantee.

         IN WITNESS WHEREOF, Grantors have executed this Deed effective the day and year first above written.

                                     "D-3"

Grantors:

/s/ Mark Milner
----------------------------------
MARK MILNER


STATE OF  Washington    )
                        )ss.
COUNTY OF Okanogan      )

         This Warranty Deed was acknowledged before me on this 24 day of December, 1998, by Mark Milner.


/s/
-----------------------------
NOTARY PUBLIC



/s/ Daniel Milner
----------------------------
DANIEL MILNER

STATE OF Washington   )
                      )ss,
COUNTY OF Snohomish   )

         This Warranty Deed was acknowledged before me on this 19th day of December, 1998, by Daniel Milner.


/s/ Cynthia L. Brown
--------------------------------
 NOTARY PUBLIC


/s/ Stephen R. Crossland
------------------------------
STEPHEN R. CROSSLAND


STATE OF WASHINGTON    )
                       )ss.
COUNTY OF Chelan       )

         This Warranty Deed was acknowledged before me on this 29 day of December, 1998, by Stephen R. Crossland.


Pamela J. Wolford
--------------------------------
NOTARY PUBLIC

                                     "D-4"

                                   EXHIBIT "A"
                                       TO
                                  WARRANTY DEED
                                 ("DEED") DATED
                                 JANUARY 15,1998
                                     BETWEEN
               MARK MILNER, DANIEL MILNER and STEPHEN R. CROSSLAND
                                  ("GRANTORS")
                  AND GOLDEN PHOENIX MINERALS, INC ("GRANTEE")




                                    Property


         Under the terms of the above-referenced Agreement, Owners have leased to GPM and have granted GPM the exclusive option to purchase certain unpatented mining claims referred to as the Property and situated in the County of Modoc, State of California, and more particularly described as follows:

------------------------------------------------------------------------------------------------------------------------------------
           CLAIM                        SEC/TWP/RGE                LOCATION       MODOC COUNTY RECORDING            CAMC NO.
           NAME                                                                          BOOK/PAGE
------------------------------------------------------------------------------------------------------------------------------------
 CIRRUS #1                               12/47N/15E             11/28/1982                295/777                    120351
------------------------------------------------------------------------------------------------------------------------------------
 CIRRUS #2                               12/47N/15E             11/28/1982                295/776                    120352
------------------------------------------------------------------------------------------------------------------------------------
 CIRRUS #3                               12/47N/15E             11/28/1982                295/775                    120353
------------------------------------------------------------------------------------------------------------------------------------
 CIRRUS #4                               12/47N/15E             11/28/1982                295/774                    120354
------------------------------------------------------------------------------------------------------------------------------------
 CIRRUS #5                               12/47N/15E             11/28/1982                295/773                    120355
------------------------------------------------------------------------------------------------------------------------------------
 CIRRUS #6                               12/47N/15E             11/28/1982                295/772                    120356
------------------------------------------------------------------------------------------------------------------------------------
 STONE                                  7,12/47N/15E            11/28/1982                295/778                    120357
------------------------------------------------------------------------------------------------------------------------------------
 KLONDIKE FRACTION                       12/47N/15E             11/28/1982                295/779                    120358
------------------------------------------------------------------------------------------------------------------------------------
 RUBY TOO FRACTION                       12/47N/15E             11/28/1982                295/780                    120359
------------------------------------------------------------------------------------------------------------------------------------
 RUBY FRACTION                           12/47N/15E             11/28/1982                295/781                    120360
------------------------------------------------------------------------------------------------------------------------------------



Initialed for Identification: /s/ MRF

                                     "D-5"

                                   EXHIBIT "E"
                                       TO
                  MINING LEASE AND OPTION TO PURCHASE AGREEMENT
                              DATED JANUARY 15,1998
                                     BETWEEN
              MARK MILNER, DANIEL MILNER and STEPHEN R. CROSSLAND
                                       AND
                          GOLDEN PHOENIX MINERALS, INC



                           QUITCLAIM DEED AND RELEASE


         For valuable consideration received, GOLDEN PHOENIX MINERALS, INC.. a Minnesota corporation authorized to transact business in the State of California, whose address is 3595 Airway Drive, Suite 405, Reno, Nevada 89511 ("Grantor") hereby conveys and quit claims to Mark Milner, Daniel Milner and Stephen R. Crossland, whose address is Johnson, Gaukroger & Crossland, P.S., 104 Cottage Avenue, Post Office Box 566, Cashmere, WA 98815-0566("Grantee"), all of Grantor's interest, now held or hereafter acquired, in and to that certain real property situated in Modoc County, California, which real property is more particularly described in Exhibit "A" attached hereto and made a part hereof (hereinafter called the "Property").

         Grantor shall no longer be obligated or liable for any payments or other obligations resulting from or arising out of that certain Mining Lease and Option to Purchase Agreement ("Agreement"), dated effective January 15, 1998, between Grantee, as lessor and optionor, and Grantor, as lessee and optionee, which Agreement has heretofore been terminated, and Grantor does hereby release, relinquish and surrender all of its right, title and interest in and to the Agreement and the Property which is subject thereto.

         Date effective January 15, 1998.

                                               Grantor:
                                               Golden Phoenix Minerals, Inc




                                               By:______________________________
                                               Name: ___________________________
                                               Title:___________________________

                                     "E-1"

STATE OF NEVADA                            )
                                           )SS.
COUNTY OF WASHOE                           )

         On this_____________day of_______________, 1998, before me, personally appeared Michael R. Fitzsimonds, to me known to be the President of Golden Phoenix Minerals, Inc., a Minnesota corporation, that executed the within and foregoing instrument, and acknowledged said instrument to be the free and voluntary act and deed of said corporation, for the uses and purposes therein mentioned, and upon oath stated that he was authorized to execute said instrument.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written.


                                                 _______________________________
                                                 Notary Public

My commission expires:

_________________________________


                                     "E-2"

After Recording Return To:

Golden Phoenix Minerals, Inc.
3595 Airway Drive, #405
Reno, NV 89511

--------------------------------------------------------------------------------


                                  WARRANTY DEED


         THIS WARRANTY DEED ("Deed") is made effective as of January 15, 1998 by and between Mark Milner, Daniel Milner and Stephen R. Crossland ("Grantors"), whose address is Johnson, Gaukroger & Crossland, P.S., 104 Cottage Avenue, Post Office Box 566, Cashmere, WA 98815-0566, and GOLDEN PHOENIX MINERALS, INC., a Minnesota corporation, duly authorized to transact business in the State of California, with offices at 3595 Airway Drive Suite, 405 Reno, NV 89511 ("Grantee"). Grantors or Grantees may individually or collectively be referred to herein as a "Party" or the "Parties."

                                   WITNESSETH:

         Grantors, for and in consideration of the sum of Ten Dollars ($10.00), and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by Grantors, have granted, bargained, sold and conveyed, and by these presents do grant, bargain, sell, convey, confirm and warrant against the lawful claims of all persons whomsoever to Grantee, its successors and assigns, that certain real property consisting of unpatented mining claims situated in Modoc County, California ("Property"), which Property (includes, but is not limited to, any water and extra lateral mining rights thereto) is more particularly described in Exhibit "A" attached hereto and made a part hereof, and all of Grantor's right, title and interest in and to that reserved net returns production royalty for all minerals produced from the Property ("Net Returns Royalty"), which Net Returns Royalty is more particularly described in
Section 2 below.

         TOGETHER with all and singular the hereditaments and appurtenances thereto belonging, or in anywise appertaining, and the reversion and reversion, remainder and remainders, rents, issues and profits thereof, and all the estate, right, title, interest, claim and demand whatsoever of the Grantors, either in law or in equity, of, in and to the bargained Property, with hereditaments and appurtenances.

         TO HAVE AND TO HOLD the Property and title hereby conveyed to Grantee, its successors and assigns, forever.

1.       Representations and Warranties

         The Grantors represent, warrant and covenant to Grantee, and its successors and assigns, that:

         The Grantors are the sole legal and equitable owners of the Property.

         (a) The Property is free and clear of all leases, liens, encumbrances and outstanding adverse claims, demands and interests.

         (b) The execution and delivery of this Deed and the performance of this Deed by the Grantors will not result in any breach or constitute a default (or an event which, with notice or lapse of time, or both, would become a default) under, or give to others any rights of termination, amendment, acceleration, cancellation, or consent, or result in the creation of a lien or encumbrance on the Property, pursuant to any instrument or obligation to which the Grantors are a party or by which they are bound.

         (c) There is no environmental or other condition on the Property which is, or may become, a violation of any applicable federal, state, county or municipal law, regulation or ordinance relating to zoning, land use, environmental protection, or otherwise with respect to the Property or any activities of the Grantors or their predecessors in interest relating thereto, and the Grantors have not received any notice of any investigation of any such condition or violation.

         (d) The Grantors are lawfully seized of the Property and have good right and lawful authority to convey the Property.

         (e) Grantee shall have the quiet and peaceful possession and enjoyment of the Property and the Grantors will do everything lawfully within their power to defend title to the Property and Grantee's quiet and peaceful possession thereof against all persons or entities who may claim any interest in the Property or the minerals therein, or proceeds therefrom.

2.       Net Returns Royalty; Termination of Mining Lease

         Pursuant to a certain Mining Lease and Purchase Option Agreement, dated effective January 15, 1998, between Mark Milner, Daniel Milner and Stephen R. Crossland and Golden Phoenix Minerals, Inc. ("Agreement"), which Agreement pertained to the Property, the Grantors reserved a two percent (2%) Net Returns Royalty for all minerals produced from the Property. Grantors hereby convey, assign and transfer to Grantee all of their right title and interest in and to the Net Returns Royalty and to the Agreement and acknowledge that the Agreement is hereby terminated and of no further force or effect.

3.       After Acquired Title

         This Deed, without payment of any additional consideration, shall operate to convey and transfer automatically to Grantee, its successors and assigns, any and all right, title and interest in the Property acquired by Grantors after the effective date of this Deed.

4.       Binding Effect

         All covenants, conditions and terms of this Deed shall bind and inure to the benefit of the parties hereto, their respective heirs, representatives, assigns and successors.

5.       Further Assurances

         Grantors and Grantee agree to execute or furnish the other with such additional formal assurances or other documents, in proper and recordable form, as may be reasonably necessary to carry out the intent, purpose and terms of this Deed.

6.       Governing Law; Severability; Perpetuities; Attorneys' Fees

6.1 This Deed is to be governed by and construed under the laws of the State of California, without reference to its conflicts of laws, and each of the parties hereto irrevocably attorns to the jurisdiction of the courts of California for adjudication of rights, obligations and interests arising pursuant to this Agreement.

6.2 Any provision of this Agreement prohibited by the laws of the United States or the State of California shall be ineffective to the extent of such prohibition without invalidating the remaining provisions of this Agreement.

6.3. Any right or option to acquire any interest in real property (and any other right held subject to the Rule Against Perpetuities) under the Agreement must be exercised, if at all, so as to vest such interest within twenty-one (21) years after the Effective Date.

6.4 In the event of any suit between the parties hereto, the prevailing party shall be entitled to recover reasonable attorneys' fees incurred in connection with that suit.

7.       Sole Agreement Modification

         This Deed and the attached Exhibit set forth the entire agreement between the Grantors and Grantee with respect to the subject matter hereof. No modification or alteration of this Deed and the Exhibit hereto shall be effective unless reduced to writing and signed by both Grantors and Grantee.

         IN WITNESS WHEREOF, Grantors have executed this Deed effective the day and year first above written.

Grantors:


----------------------------------
MARK MILNER


STATE OF ______________ )
                        )ss.
COUNTY OF _____________ )

         This Warranty Deed was acknowledged before me on this __ day of ________, 1998, by Mark Milner.



-----------------------------
NOTARY PUBLIC




----------------------------
DANIEL MILNER

STATE OF ____________ )
                      )ss,
COUNTY OF ___________ )

         This Warranty Deed was acknowledged before me on this __ day of ________, 1998, by Daniel Milner.



--------------------------------
 NOTARY PUBLIC


------------------------------
STEPHEN R. CROSSLAND


STATE OF _____________ )
                       )ss.
COUNTY OF ____________ )

         This Warranty Deed was acknowledged before me on this __ day of ________, 1998, by Stephen R. Crossland.



--------------------------------
NOTARY PUBLIC

Recording requested by and return to:
Donald James McDowell
9051 South, 1075 West, Suite B-301
West Jordan, Utah 84088



                                   ASSIGNMENT

         Newmont North America Exploration Limited, a Delaware corporation, ("Assignor"), for consideration paid, assigns to Donald James McDowell, a single man, whose address is 9051 South 1075 West, Suite B-301, West Jordan, Utah 84088 ("Assignee"), all right, title and interest of Assignor in and to that certain Mining Lease and Option to Purchase Agreement with an effective date of January 15, 1998 wherein Mark Milner, Daniel Milner and Steven R. Crossland are "Owners" and Golden Phoenix Minerals, Inc., is Lessee / Optionee, the subject of which is certain unpatented mining claims located in Modoc County, California, more particularly described in Schedule 1 attached hereto (the "Property").

         Assignor, for itself and its successors, represents and covenants to Assignee, his heirs, successors and assigns, that the Property and the leasehold interest herein assigned are free from all encumbrances made by or through Assignor, and that Assignor will, and its successors shall, warrant and defend the same as to Assignee, his heirs, successor and assigns, forever against the lawful claims and demands of all persons claiming by, through, or under Assignor, but against none other.

         Other than the foregoing representations and covenants, Assignor has no further obligation to Assignee, his heirs, successors and assigns, arising from the said Lease Agreement.

         IN WITNESS WHEREOF, Assignor has executed this Assignment effective as of July 13, 2001.



         ASSIGNOR:

         Newmont North America Exploration Limited


         By: /s/ Britt D. Banks
         Name: Britt D. Banks
         Title: Vice President & Secretary

STATE OF COLORADO            )
                             ) SS.
CITY & COUNTY OF DENVER      )


         On this 21st day of August 2001, personally appeared before me, a Notary Public, Britt Banks, a duly qualified and acting officer of NEWMONT NORTH AMERICA EXPLORATION LIMITED, personally known or proved to me to be the person whose name is subscribed to the above instrument who acknowledged to me that he executed the above instrument.

                                            /s/ Vicki Engeman Kelley
                                           -------------------------------------
                                           Notary Public

My Commission expires:
   July 16, 2005

                                   SCHEDULE 1
                       to Assignment - Newmont to McDowell

                                 The "Property"

Those certain unpatented mining claims in Township 47 North, Range 15 East, MDM, Modoc County, California, more particularly described as:


                                        Modoc Co.
        Claim Name                      Book/Page           BLM Serial Number
        ----------                      ---------           -----------------
        Klondike Fraction               445/168             CAMC - 274724
        Stone                           445/170             CAMC - 274725
        Ruby Fraction                   445/172             CAMC - 274726
        Ruby Too Fraction               445/174             CAMC - 274727
        Cirrus #1                       445/176             CAMC - 274728
        Cirrus #2                       445/178             CAMC - 274729
        Cirrus #3                       445/180             CAMC - 274730
        Cirrus #4                       445/182             CAMC - 274731
        Cirrus #5                       445/184             CAMC - 274732
        Cirrus #6                       445/186             CAMC - 274733

Recording requested by and return to:
Donald James McDowell
Great American Minerals. Inc
9051 South 1075 West, Suite B-301
West Jordan, Utah 84088


                                   Assignment

         Donald James McDowell, a single man ("Assignor"), for consideration paid, assigns to Great American Minerals, Inc., a Nevada Corporation ("Assignee"), all right, title and interest of Assignor in and to that certain Mining Lease and Option to Purchase Agreement with an effective date of January 15, 1998 wherein Mark Milner, Daniel Milner and Stephen R Crossland are "Owners" and Golden Phoenix Minerals, Inc is the original Lessee / Optionee, the subject of which is certain unpatented mining claims located in Modoc County, California, more particularly described in Schedule 1 attached hereto (The "Property")

         Assignor, for itself and its successors, represents and covenants to Assignee, its heirs, successors and assigns, that the property and leasehold interest herein assigned and free from all encumbrances made by or through Assignor, and that Assignor will, and its successors shall, warrant and defend the same as to the Assignee, his heirs, successor and assigns, forever against the lawful claims and demands of all persons claiming by, through, or under Assignor, but against non other

         Other than the foregoing representations and covenants, Assignor has no further obligation to Assignee, his heirs, successors and assigns, arising from the said lease

         IN WITNESS THEREOF, Assignor has executed this assignment effective as of May 15, 2003


         ASSIGNOR

         /s/ Donald James McDowell
         -------------------------------
         Donald James McDowell


STATE OF UTAH             )
                          ) ss
COUNTY OF Salt Lake       )


         On this 16 day of May 2003, personally appeared before me, a Notary Public Donald James McDowell personally known or proved to me to be the person whose name is subscribed to the above instrument who acknowledged to me that he executed the above instrument

                                                     /s/ Tammy L. Fontana
                                                     ---------------------------
                                                     Notary Public


My Commission expires: 7-21-04

                                   SCHEDULE 1
            To Assignment - McDowell to Great American Minerals, Inc.


                                 The "Property"

Those certain unpatented mining claims in Township 47 North, Range 15 East, MDB&M, Modoc County, California, more particularly described as:


                                      Modoc County
         Claim Name                   Book/Page             BLM Serial Number
         ----------                   ---------             -----------------
         Klondike Fraction            445/168               CAMC - 274724
         Stone                        445/170               CAMC - 274725
         Ruby Fraction                445/172               CAMC - 274726
         Ruby Too Fraction            445/174               CAMC - 274727
         Cirrus #1                    445/376               CAMC - 274728
         Cirrus #2                    445/178               CAMC - 274729
         Cirrus #3                    445/180               CAMC - 274730
         Cirrus #4                    445/182               CAMC - 274731
         Cirrus #5                    445/184               CAMC - 274732
         Cirrus #6                    445/186               CAMC - 274733